                                                                   EXHIBIT 10.58


                            STANDARD INDUSTRIAL LEASE
                                   TRIPLE NET

                                  LEASE SUMMARY

The following information affects the terms of the Basic Lease.


I.      LANDLORD:       CHARLES KING & ASSOCIATES

II.     TENANT:         STERIGENICS INTERNATIONAL, INC.

III.     PREMISES:      A brick warehouse building of approximately 30,484
                        square feet located at 711 East Cooper Court, Schaumburg, Illinois, further described as Sublot 37 and all that portion of Sublot 39 in Woodfield
                        Business Center.

IV.     TERM:

        Lease term:       sixty (60) months.

        Commencement date (check one):
           X         Fixed date:    July 1, 1997.
        -------
        -------      Subject to completion of improvements.  Landlord's current estimate of the substantial completion date is _____, 19__.

V.      CHARGES:


                                                                                    Amount

        Base monthly rent:                                                         $13,100.00

        Rental adjustment period and date:
                                                July 1, 1998 - June 30,1999        $13,490.00
                                                July 1, 1999 - June 30, 2000       $13,900.00
                                                July 1, 2000 - June 30, 2001       $14,315.00
                                                July 1, 2001 - June 30,2002        $14,750.00

        Security deposit:                                                          None

        Total payable by Tenant at Lease execution:                                $13,100.00
                                                                                   (First month's rent)


VI.     ATTACHMENT:
        Basic Lease attached hereto and is part of this lease

VII.    EXECUTION:

        The undersigned parties agree to the provisions of this Lease, including the attached Basic Lease.


LANDLORD                                     TENANT

CHARLES KING & ASSOCIATES,                   STERIGENICS INTERNATIONAL, INC.
a California Limited Partnership             a Delaware Corporation

By:  /s/ Charles W. King Jr.                 By:  /s/ Edward M. Miller, Jr.
   -------------------------------              -------------------------------
   Charles W. King Jr., Trustee                 Edward M. Miller, Jr.
   On behalf of The Charles W. King             Its: Vice President of Finance
   Revocable Trust

Dated: June 26, 1997                     Dated:   June 25, 1997
     -------------------------------            -------------------------------

                                   BASIC LEASE
                                   -----------

1. Parties. This Lease is entered into by and between the parties identified in the foregoing Lease Summary as Landlord and Tenant.

2. Promises. Landlord leases to Tenant, and Tenant hires from Landlord, the real property identified in the Lease Summary (the "Premises"). The Premises encompass all space bounded by the outside of the exterior walls and roof, the centerline of any partition walls, and the upper surface of the floor slab. A floor or plot plan depicting the building containing the Premises (the "Building") may be attached hereto as an Exhibit, with the Premises outlined in some suitable manner, which is incorporated herein solely for the purpose of designating the location of the Premises.

3. Term. This Lease shall extend for the term stated in the Lease Summary, beginning on the commencement date.

         3.1. Commencement. The commencement date shall be the fixed date stated in the Lease Summary or, if no fixed date is stated, the earlier of (i) the date of substantial completion of the improvements to be constructed by Landlord on the Premises, in accordance with any description of Landlord's work set forth on an Exhibit to this Lease, or (ii) the date on which Tenant first uses a portion of the Premises for its business. "Substantial completion" shall have occurred on the first date on which (i) the governmental authority having jurisdiction has authorized occupancy of the Premises, (ii) electric power is available at the Premises, and (iii) the architect, engineer, or other person supervising construction of the improvements certifies that they are substantially complete and ready for occupancy, subject only to "punch-list" defects that do not materially diminish the usefulness of the Premises. Landlord shall advise Tenant, from time to time and in good faith, of the estimated completion date, and Landlord's current estimate of that date is stated in the Lease Summary. If the commencement date is other than the first day of a calendar month, then the lease term shall extend for the number of months stated in the Lease Summary beginning with the first day of the month following the commencement date.

         3.2. Postponement. If, for any reason beyond Landlord's reasonable control, Landlord is unable to deliver the Premises on the date stated above, the commencement of the lease term will be postponed, without liability to Tenant or affecting the validity of this Lease, and the term shall begin on such date as Landlord is able to deliver possession of the Premises with substantial completion of any Landlord work. Causes beyond Landlord's reasonable control shall include, for example, labor difficulties, inclement weather, rationing or other governmental controls, shortages of materials or services, and failure of any prior occupant to vacate the Premises. If Landlord is unable to deliver possession within three months after any fixed commencement date stated in the Lease Summary, or within six months after execution of this Lease if no fixed commencement date is stated, then this Lease shall thereupon terminate without liability to either party.

4. Rental. As rental for the Premises, Tenant shall pay Landlord, when due and in lawful money of the United States, all sums required to be paid by Tenant under this Lease and shall promptly discharge all other monetary obligations of the Tenant hereunder. Any monetary payment not received by Landlord when due shall thereafter bear interest, at the rate stated in paragraph 17.1, until received, provided that Landlord will waive interest on any monthly rental payment received not later than the fifth day of that month (or the first business day following the fifth if the




                                                               INITIAL ________
fifth falls on a weekend or holiday). All such sums shall be paid to Landlord at such place in California as Landlord may designate.

         4.1. Base Monthly Rent. The base monthly rent shall be the amount stated in the Lease Summary, payable in monthly installments in advance on the first day of each calendar month during the lease term, beginning on the commencement date. If the commencement date is a day other than the first day of a calendar month, then the rent for that partial month shall be a fraction of the base monthly rent, based on the number of days in that partial month, including the commencement date, in proportion to the total number of days in the month; such rent shall be payable on the first day of the following month. Rent for the first calendar month of the term is payable upon execution of this Lease.

         4.2. Rental Adjustment. At the and of the rental adjustment period (measured from the beginning of the first full calendar month in the lease term) stated in the Lease Summary, and at like intervals thereafter, or on the adjustment date stated in the Lease Summary, whichever is applicable, the monthly rent shall be adjusted so as to equal (i) the base monthly rent, plus
(ii) a percentage of the base monthly rent equal to any percentage increase in the Consumer Price Index for All Urban Consumers, as published by the Bureau of Labor Statistics for the San Francisco-Oakland statistical area, between the amount thereof as last published prior to the beginning of the first full calendar month in the lease term and the amount thereof as last published prior to the date on which the rental adjustment is to be made. There shall be no adjustment for any decrease in the Consumer Price index during the applicable period.

5. Security. As security for the performance of its obligations under this Lease, Tenant gives Landlord the security described in this paragraph.

         5.1. Deposit. Tenant shall deposit with Landlord, upon execution of this Lease, the sum stated in the Lease Summary as the security deposit, which Landlord shall retain during the lease term, as a debtor and not as a trustee. Tenant acknowledges that the use value of the security deposit has been considered in determining the appropriate monthly rent for the Promises, and Tenant shall be entitled to no credit, offset, or compensation, by way of interest or otherwise, due to Landlord's possession of the security deposit, which may be commingled with Landlord's own funds. If Tenant defaults in the performance of any of its obligations hereunder, Landlord may pay or apply any portion of the deposit as necessary to cure the default or compensate Landlord for damage resulting therefrom, and Tenant shall, within ten days after Landlord's demand therefor, deposit with Landlord such amount of cash as is necessary to restore the deposit to the full original amount. Upon termination of this Lease, and after Tenant has vacated the Premises, the amount of such deposit remaining, after curing Tenant's defaults and compensating Landlord for damage caused by Tenant, shall be returned to Tenant at its last address known to Landlord.

         5.2. Additional Security. Tenant grants Landlord a security interest in all personal property owned by Tenant, placed upon the Premises, and used by Tenant in its business an the Promises, not including inventory held for sale and accounts receivable. Landlord's security interest shall attach on the first date that such property is placed on the Premises; if Tenant is not then in default hereunder, any such property may be removed from the Premises during the lease term, free of Landlord's security interest, if such removal is done in the ordinary course of Tenant's business or for the purpose of acquiring replacement property and not for transfer to a creditor having no prior security interest in the property. Upon request by Landlord, Tenant shall execute such additional documents, including form UCC-1 as may be appropriate to perfect Landlord's security interest. If not previously perfected, Landlord's security interest will be perfected by Landlord's possession of the security, which shall be deemed to have occurred upon any abandonment, vacating,






                                                               INITIAL ________
or surrender of the Promises by Tenant.

6. Use.

         6.1. Premises. The Premises shall be used only for general industrial, warehousing, and office purposes. Tenant acknowledges that the Premises are suitable for Tenant's intended use, and Tenant accepts the Premises without regard for applicable zoning and other laws or governmental regulations affecting the Premises, now or hereafter in force. Notwithstanding the uses permitted by this Lease, Tenant will engage in no activity on the Premises that would, in the judgment of any insurer of the Premises, increase the premium on any of Landlord's insurance over the amount otherwise charged therefor or cause such insurance to be cancelled. In its use of the Premises, Tenant will comply with all applicable laws, governmental regulations, and tract restrictions. Whether or not Tenant is in compliance with applicable laws, Tenant will commit no nuisance on the Promises and will not cause any unreasonable odors, noise, vibration, electronic emissions, or any other item to emanate from the Premises so as to damage Landlord's property or interfere with any other person.

         6.2. Exterior. No portion of the area outside of the Building is leased to Tenant. However, Tenant may utilize truck access and turning areas in a reasonable manner (not to include truck parking except for purposes of loading or unloading, which shall occur expeditiously) and Tenant may utilize designated parking areas, in common with Landlord's other tenants, for daily parking of passenger vehicles. No rubbish containers or other materials may be stored outside of the Premises. Tenant may not erect or maintain any sign or other marking on, or visible from, the exterior of the Premises without Landlord's prior written consent.

7. Maintenance and Repair.

         7.1. Original Condition. If the Promises are complete and vacant upon the execution of this Lease, Tenant acknowledges that the Premises are in good condition and are not in need of repair. If this Lease is executed while the Promises are occupied by another tenant or prior to the completion of improvements on the Premises by Landlord as required by this Lease, then the Premises shall be deemed to be in good condition and not in need of repair as of the commencement date of the lease term unless, within tan days thereafter, Tenant delivers to Landlord a written notice specifying the manner in which the Premises are not then in good condition and repair.

         7.2. Landlord's Obligations. Subject to the provisions of this Lease dealing with damage or destruction, Landlord shall maintain, at its expense, the structural portions of the Building foundation, walls, floors, and roof. Subject to Tenant's obligation to pay a pro rata share of the cost in accordance with paragraph, Landlord shall maintain the exterior of the Building and the common area, as defined in paragraph 8.

         7. 3. Tenant's Obligations. Throughout the lease term, Tenant shall maintain the Premises and all improvements and equipment in or about the Promises in good condition and repair. Tenant's repair obligation is unconditional and does not depend on whether the repairs are necessitated by Tenant's use or whether the means of repair or item needing repair is readily accessible to Tenant. The items to be repaired by Tenant include, for example and not as a limitation: plumbing; heating, air conditioning, ventilating, and electrical equipment; walls, floor slab surface and covering, ceilings, doors, and glass. Tenant will cause all heating, ventilating, air conditioning, and electrical equipment to be maintained in accordance with the manufacturers, recommendations and specifications, and Tenant will place equipment under service contract as required for proper preventative maintenance. At the




                                                               INITIAL ________
end of the lease term, Tenant shall surrender the Premises to Landlord broom clean, in the same condition as they existed at the commencement of this Lease, together with such changes as are permitted to remain pursuant to this Lease, excepting only such ordinary wear as could not have been avoided by routine maintenance. Upon reasonable notice to Tenant, Landlord may enter the Premises during business hours for inspection purposes. If Tenant fails to perform proper maintenance or repair, including preventative maintenance where appropriate, Landlord may, after reasonable notice to Tenant (or without notice for emergency repairs), cause the same to be performed, and the cost thereof will promptly be paid by Tenant upon receipt of a statement from Landlord setting forth the amount due.

8. Costs. Tenant shall pay all costs associated with the Premises during the lease costs, maintenance costs, and insurance premiums, term, including taxes, utility according to the provisions of this paragraph.

         8.1. Taxes. Tenant shall pay all property taxes, as defined below, levied during the lease term. If the Premises constitute only a portion of the Building, or if there is more than one building an the land that is taxed, Tenant shall pay a portion of the taxes, as prorated by Lessor on the basis of the square footage of the Premises as a fraction of the total square footage of the buildings an the tax parcel. However, Tenant's share of the total taxes will be equitably adjusted by Landlord to take account of any disproportionate tax burden imposed by, special improvements or valuations relating to (i) the Premises, (ii) other portions of the Building, or (iii) other buildings on the tax parcel, which adjustment may raise or lower Tenant's share as calculated on the basis of square footage; valuation data contained on tax assessors worksheets, if available, shall conclusively determine the manner in which any equitable adjustment is to be made. As used herein, "property taxes" include all taxes, special assessments, and other charges imposed by any taxing authority having jurisdiction and levied against the Premises, or against Landlord by virtue of its ownership of the Premises or collection of rental Income therefrom, excepting only estate taxes, inheritance taxes, and income taxes that are payable, at the same or greater rate, against nonrental as well as rental income. Tenant shall pay all such taxes, or its proportionate share thereof as calculated by Landlord, to Landlord (and not to the taxing authority, whether or not Tenant is liable for the entire amount of the tax) at least ten days prior to the date on which the tax payment would become delinquent or any penalty for nonpayment would be incurred. Landlord shall provide Tenant with a written statement of the Amount due, not less than ten days prior to the date on which Tenant's payment is required, and, at Tenant's request, will also provide copies of any tax bills used in calculating the amount of Tenant's payment. If the lease term includes only a portion of a taxing period, then Tenant shall pay a pro rata portion of the total tax, based upon the number of days in the lease term that are included in the taxing period, if the tax for the period at the beginning of the lease term has been paid prior to the commencement of the Lease, then Tenant's pro rata share shall be payable on the lease commencement date; if the Least terminates before the due date for payment of the tax for the period at the and of the lease term, then Tenant's pro rata share for that period shall be payable at the time that the last monthly rental payment is due (if the amount of the tax is not then known, it shall be estimated by Landlord on the basis of the best available information as to the then current assessments and tax rates or, if no such information is available, shall be projected at the same rate as was imposed for the last previous taxing period, but Landlord will reconcile Tenant's account when the tax becomes known).

         8.2. Utility and Maintenance Costs. Tenant shall pay for all costs of utility services to the Premises; if utilities are not separately metered to the Premises,




                                                               INITIAL ________

Tenant shall pay for its proportionate share. Tenant shall pay its proportionate share of all costs incurred by Landlord for maintenance and repair for the building exterior, landscaping, and common area during the lease term, including but not limited to costs of painting, paving maintenance, and roof repair. The "common area" includes all sidewalks, parking areas, and other paving serving the Building. Nonmetered utility, repair, and maintenance expenses shall be estimated by Landlord, on the basis of historical cost data, and Tenant shall pay the amount of the monthly estimated costs to Landlord in advance, on the first day of each month, with the regular rental payment. Periodically, but not less frequently than annually, Landlord will provide Tenant with an accounting of all such costs for the preceding period, and an appropriate sum will be credited or debited against Tenant's next monthly rental payment so as to equalize Tenant's actual payments and the actual costs for the period. Landlord may revise its monthly cost estimate, and provide Tenant with an accounting for the previous period, at any time during the lease term.

         8.3. Insurance. Tenant will pay, when due, its proportionate share of all premiums on such policy or policies of insurance as may be obtained by Landlord covering loss or damage to the building containing the Premises, in the full insurable value thereof. Such policy may insure against: all perils included in the classifications of fire, extended coverage, vandalism, malicious mischief, special extended perils, and all-risk sprinkler leakage; loss of rents, property taxes, and insurance costs for a period of not more than one year; such other hazards as are then normally insured against by owners of commercial buildings of the sort containing the Premises. Landlord may obtain such insurance under a blanket policy with a deductible of not more than $1,000 in which event Tenant will indemnify Landlord against all insurable losses included within the deductible portion of the coverage. Tenant's payment shall be due and payable within ten days after written notice from Landlord, stating the amount due and including a copy of the insurer's statement showing the premium charged; if the premium for the period at the beginning of the lease term has been prepaid by Landlord, Tenant's pro rata share shall be payable on the lease commencement date.

         8.4. Proportionate Share. Tenant's proportionate share of utility costs, maintenance and repair costs, and insurance premiums shall be determined by Landlord on the basis of the square footage of the Premises as a fraction of the total square footage of the building or buildings insured, in the case of insurance, or of the buildings benefitted by the utility service or maintenance, in the case of utility or maintenance costs. However, (i) if Tenant utilizes more than its proportionate share of common area, for parking or other purposes, or (ii) if Tenant's occupancy of the Building (with Landlord's consent and subject to the provisions of paragraph 6.1) adds to the normal insurance costs, or (iii) if Tenant uses more than a normal amount of any utility service, then Landlord may equitably increase Tenant's proportionate share of costs to account for such additional usage or risk.

9. Alterations.

         9.1. Tenant Work. Tenant shall make no alteration, addition, or utility installation (all hereafter called "changes") on or to the Premises without Landlord's prior written consent. In making approved changes, Tenant shall comply with all applicable building code requirements. Unless Landlord has specifically waived this provision in writing prior to the making of a change to the Premises, all such changes (i) shall be removed from the Premises, and all damage resulting from such removal repaired by Tenant, prior to the end of the lease term, or (ii) shall remain on the Premises at the and of the lease term and become the property of Landlord, at Landlord's election. If Landlord does not notify Tenant, at least three months prior to the end of the lease term, of its election to have changes remain on the Premises,





                                                               INITIAL ________
then Landlord shall thereby have elected to require Tenant to remove such changes. In making all changes Tenant. shall hold Landlord harmless from mechanics' liens and all other liability resulting therefrom.

         9.2. Landlord Work and Entry. Upon execution of this Lease, or at such later time as is feasible and consistent with the terms hereof, Landlord shall commence construction of any improvements depicted or described as Landlord work on an Exhibit to this Lease. Construction of such improvements shall be pursued to completion with reasonable diligence, subject to delays for reasons beyond Landlord's reasonable control, including, for example, the matters described in paragraph 3.2. Landlord shall have no liability to Tenant due to faulty work, but Landlord shall cause any faulty work to be repaired if it receives written notice of the defect from Tenant within thirty days after completion of the work. All such improvements shall become part of the Premises and remain thereon at the termination of the Lease. Landlord may enter the Premises at any time for the purpose of cleaning, maintenance, or inspection, and may enter during normal business hours to show the Premises to prospective tenants in the last 100 days of the lease term. If it may be done without interfering with Tenant's business, Landlord may also enter the Premises during the last sixty days of the lease term to prepare the Premises for a subsequent tenant.

10. Damage. If any structural portion of the Premises, that Landlord is obligated to maintain, is damaged or destroyed by any cause, if such damage is insured against by the insurance described in paragraph 8.3, and if the insurance proceeds are available for rebuilding, than this Lease will not terminate and Landlord will cause such damage to be repaired with reasonable dispatch, subject to delays for reasons beyond Landlord's reasonable control, including, for example, delays in the disbursement of insurance proceeds and the matters described in paragraph 3.2. Landlord's obligation in this regard shall be enforceable by Tenant only if such damage interferes with Tenant's reasonable occupancy of the Premises. Tenant's rent will abate to the extent that the damage and repair period interfere with Tenant's use of the Premises. If the damage is not insured against, if the available insurance proceeds are insufficient for the repair, or if the damage occurs within the last six months of the lease term, Landlord may, at its option exercised by notice to Tenant within thirty days of the date that Landlord acquires knowledge of the damage, elect either to complete the repair at its expense, or to terminate this Lease as of the date of damage. If Landlord elects to repair, rent will abate in the manner described above; other than the obligation to repair stated above, Landlord shall have no liability to Tenant on account of the damage.

11. Condemnation. If there is a taking by eminent domain or a transfer under threat thereof of (i) the entire Promises, or (ii) so much of the Premises, for the balance of the lease term, as prevents the continued reasonable conduct of Tenant's business thereon, then this Lease shall terminate as of the date that possession of the condemned premises is delivered to the condemnor. No other such taking or transfer shall terminate this Lease. All condensation proceeds shall be the property of Landlord, excepting only such portion thereof as is designated by the condemnor as compensation for Tenant's moving expenses, loss of Tenant's goodwill, or for Tenant's trade fixtures.

12. Liability.

         12.1. Insurance. Tenant shall, at its expense, maintain in force during the Lease term a combined single limit policy of bodily injury and property damage insurance, with a limit of not less than Five Hundred Thousand Dollars ($500,000), insuring Landlord and Tenant against all liability arising out of the ownership, use,





                                                               INITIAL ________
occupancy, or maintenance of the Premises and appurtenant areas. Such insurance shall be endorsed as primary and non-contributing, as to any policy carried by Landlord. Tenant will deliver to Landlord a certificate evidencing such insurance, which will provide that the insurance will not be cancelled except on ten days notice to Landlord.

         12.2. Indemnity. Tenant shall indemnify Landlord and hold it harmless from all claims, expenses, and attorney's fees arising out of Tenant's use of the Premises or from any acts permitted by Tenant on or in the vicinity of the Premises.

         12.3. Waiver of Liability. To the extent allowable by the applicable insurance policy without reduction or coverage, Landlord and Tenant hereby waive all rights of recovery against the other for loss or damage that is covered by insurance. Tenant further waives all rights of recovery against Landlord for loss or damage to Tenant's personal property on the Premises, or to injury to persons claiming through Tenant, from any cause and whether or not such loss or damage is covered by insurance.

13. Transfer.

         13.1. Transfer by Tenant. Tenant shall not assign, sublet, or otherwise transfer, or permit a transfer of, all or any portion of its interest in this Lease, the Premises, or of a controlling interest in any Tenant entity, without Landlord's prior written consent, which shall not be unreasonably withheld. No such consent shall relieve Tenant of any liability under this Lease, nor shall it constitute consent to any further transfer. As a condition of such consent, the transferee shall assume all liability hereunder.

         13.2. Transfer by Landlord. The liability of Landlord hereunder shall exist only with respect to the period that Landlord is the owner of the Premises. Upon any transfer of Landlord's interest in the Premises and notification thereof to Tenant, Landlord shall be relieved of all liability except such as may have accrued prior to the transfer.

14. Default.

         14.1. Events. The occurrence of any of the following, events shall constitute a material breach of this Lease and default by Tenant:

               (a) Failure to pay rent or any other monetary sum when due, if such failure continues for five days after notice from Landlord;

               (b)Failure by Tenant to perform any nonmonetary obligation under this Lease where such failure continues for more than thirty days or, if the failure cannot reasonably be cured within thirty days, for a period exceeding the time within which such failure could be cured with reasonable diligence;

               (c)A general assignment by Tenant for the benefit of creditors; the filing of a petition by or against Tenant, seeking adjudication or reorganization under the Bankruptcy Act; the appointment of a receiver to take possession of, or a levy by way of attachment or execution upon, substantially all of Tenant's assets at the Premises;

               (d)Tenant falsely stating its financial condition to Landlord, either before or after the execution of this Lease;

               (e) Tenant vacating or abandoning the Premises during the lease term.

         14.2. Remedies. After any breach or default by Tenant, Landlord shall have all rights and remedies afforded by law, including but not limited to the following:

               (a) If Tenant's right to possession is expressly terminated in writing by Landlord because of such breach, Landlord may recover from Tenant:
(i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination, together with interest thereon at the rate of one and one-half percent (1 1/2%)





                                                               INITIAL
                                                                       --------
per month; (ii) the worth at the time of the award of the amount by which the unpaid rent, which would have been earned after termination until the time of the award, exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, together with interest thereon at the rate of one and one-half percent (1 1/2%) per month; (iii) the worth at the time of the award of the amount by which the unpaid rent, for the balance of the term after the time of the award, exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided, as discounted to the then present value at a rate equal to one percent (1%) over the discount rate of the Federal Reserve Bank of San Francisco at the time of the award; (iv) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, for example, expenses of reletting and altering the Premises, attorney's fees, and real estate brokerage commissions. If the interest rate specified in clauses
(i), and (ii) of the preceding sentence exceeds the maximum rate that the parties may agree upon, as permitted by law, then such maximum rate shall apply.

               (b)Without terminating Tenant's right to possession, Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. For purposes of this provision, any reletting of the Premises for a term of less than the unexpired term of this Lease or any reletting of a portion of the Premises shall, at Landlord's option, be deemed to terminate the Tenant's right to possession only with respect to such portion of the unexpired term or such portion of the Premises as is the subject of such reletting.

               (c)Landlord may cause a receiver to be appointed to take possession of the Premises and all of Tenant's property thereon to protect Landlord's interest therein.

15. Subordination. At the option of the holder of any security interest in the Premises, this Lease shall be either prior to, or subordinate to, the lien of such security interest, provided that subordination to a security interest created after execution of this Lease shall occur only if the security holder agrees that Tenant's occupancy of the Premises will not be disturbed by such security holder, or its successor in interest, so long as Tenant is not in default in the performance of its obligations hereunder.

16. Offset Statement. At the request of any prospective purchaser or encumbrancer of the Premises, and for the benefit of such person, Tenant will, from time to time as required, within ten days after notice from Landlord:

               (a)Execute a written statement certifying (i) that this Lease is then unmodified and is in effect, or stating the nature of any modification,
(ii) that no rent other than that for the current month has been paid in advance, (iii) that Landlord is not then in default in the performance of any of its obligations, or specifying the nature of any such default;

               (b)Deliver to such person a copy of Tenant's then most recent financial statement certified as correct by Tenant, provided that such person shall agree to maintain the confidentiality of such statement if so requested by Tenant. Tenant's failure to execute the statement required by clause (a) of this paragraph 16 within the time stated shall constitute a conclusive admission by Tenant that this Lease is then in effect without modification, that no advance rent has been paid, and that Landlord is not then in default.

17. General Provisions.

         17.1. Monetary Charges. All monetary payments required to be made by Tenant hereunder shall constitute additional rent. Any such payment not made when due shall



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thereafter bear interest at the rate of one and one-half percent (1 1/2%) per month. unless such rate exceeds the maximum rate that the parties may agree upon as permitted by law, in which case such maximum rate shall apply. Any interest Payment made by Tenant, at greater than the allowed maximum rate, shall constitute advance rental and shall be credited against the next rental due. Tenant shall also pay a notice charge of Twenty-five Dollars ($25.00) for each notice of default that Landlord may deliver to Tenant's non-performance of any obligation hereunder. No acceptance by Landlord of any monetary payment shall constitute a waiver by Landlord of any default by Tenant hereunder.

         17.2. Extension of Lease. If Tenant wishes to continue to occupy the Premises after the stated end of the lease term, it may do so only by extension of this Lease, for a term subject to such rental and other provisions as the parties way agree upon, and no law then in force in the nature of rent control shall apply to any such extension of this Lease.

         17.3. Construction. The rent payable under this Lease has been determined in light of all other provisions hereof. Both parties have had equal opportunity to review and comment on this Lease, and it shall be fairly interpreted in accordance with its reasonable meaning, neither for nor against either party, neither of which is to be considered as having drafted this Lease.

         17.4. Notices. Any notice required to be given to a party hereunder or by law will be effective upon personal delivery or two days after mailing, if mailed by first class United States mail, posted in California and addressed to the party at its address act forth in the Least Summary. Tenant waives all rights to receive notices other than those described in this Lease, whether required by Section 1161 of the California Code of Civil Procedure or otherwise.

         17.5. Entire Agreement. This Lease constitutes the entire agreement between the parties concerning the subject matter hereof, and Landlord has made no representations or warranties to Tenant except as set forth herein.

         17.6. Attorney's Fees. In the event of any action between the parties arising out of this Lease, the prevailing party shall be entitled to recover its actual attorney's fees from the other.

         17.7. Time. Time is of the essence in the performance of all obligations required hereby.

         17.8. Liability. The liability of multiple persons or entities who execute this Lease as Tenant shall be joint and several.





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